Exhibit 10.4

AMENDMENT NO. 1 TO THE

ADVISORY AGREEMENT

June 10, 2008

This Amendment No. 1 (this “Amendment”) to the Advisory Agreement among Toys “R” Us Holdings, Inc. (“Holdings”), Toys “R” Us, Inc., (the “Company”), Bain Capital Partners, LLC, a Delaware limited liability company (“BCP”), Bain Capital, Ltd., a company organized under the laws of England and Wales (“BCL” and, together with BCP, “Bain”), Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership (“KKR”), and Vornado Truck LLC, a Delaware limited liability company (“Vornado” and together with Bain and KKR, the “Advisors”), dated as of July 21, 2005 (the “Agreement”) shall become effective as of the Closing (as defined in that certain Reorganization Agreement, dated as of June 10, 2008 (the “Reorganization Agreement”), by and among Toys “R” Us, Inc., a Delaware corporation (“Toys”), and Toys “R” Us Holdings, Inc., a Delaware corporation (“Holdings”), and sole stockholder of Toys). Capitalized terms used but not otherwise defined in this Amendment have the meaning given to such terms in the Reorganization Agreement and/or the Agreement, as applicable.

1.	Succession. Toys hereby agrees to succeed to all of the rights and obligations of Holdings under the Agreement.

2.	Recitals. The following is added as a Recital of the Agreement:

“WHEREAS, effective as of June 10, 2008, and in connection with consummation of the reorganization and liquidation of Holdings pursuant to that certain Reorganization Agreement, dated as of June 10, 2008 (the “Reorganization Agreement”), by and among the Company and Holdings, each of the Boards of Holdings and the Company adopted Amendment No. 1 to the Agreement (“Amendment No. 1”).”

3.	References to Holdings. From and after the closing of the transactions contemplated by the Reorganization Agreement (the “Closing”), all references in Sections 6, 7, 15 and 20 and in the definitions of “Affiliate” and “Initial Shares” in Section 21 to “Holdings,” “Holdings, its subsidiaries” or “Holdings or any of its subsidiaries” shall mean the Company and/or its subsidiaries, as the case may be. References to “Holdings”, “Holdings, its subsidiaries” or “Holdings or any of its subsidiaries” that relate to periods prior to the Closing continue to mean Holdings and/or its subsidiaries, as the case may be.

4.	Section 10.2. Section 10.2 of the Agreement is hereby amended by:

(i) adding the following definition as follows:

““Amendment No. 1” shall have the meaning set forth in the Recitals.”

and (ii) amending the following definition as follows:

the definition of “Initial Shares” shall be amended by adding the phrase “or the share exchange pursuant to the Reorganization Agreement” after the phrase “or other recapitalization” and before the phrase “affecting such stock”.

5.	References to Initial Shares. From and after the Closing, all references in the Agreement to the “Initial Shares” shall mean the common stock, par value $.001 per share, of Toys (defined as New Toys Common Stock in the Reorganization Agreement) or, in the event that the outstanding shares of such Common Stock are thereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities. References to the “Initial Shares” that relate to periods prior to the Closing continue to mean common stock of Holdings.

6.	Date References. For the avoidance of doubt, at all times, all references in the Agreement to “the date hereof” or the “Effective Date” shall mean July 21, 2005.

7.	Continuing Force and Effect. The Agreement, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.

8.	Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

9.	GOVERNING LAW. THIS AMENDMENT AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Advisory Agreement on the day and year first written above.

TOYS “R” US HOLDINGS, INC.

By:	/s/ Gerald L. Storch
Name:	Gerald L. Storch
Title:	Chief Executive Officer

TOYS “R” US, INC.

By:	/s/ Gerald L. Storch
Name:	Gerald L. Storch
Title:	Chief Executive Officer

BAIN CAPITAL PARTNERS, LLC

By:	/s/ Matthew S. Levin
Name:	Matthew S. Levin
Its:

BAIN CAPITAL, LTD.

By:	/s/ Matthew S. Levin
Name:	Matthew S. Levin
Its:

KOHLBERG KRAVIS ROBERTS & CO., L.P.

By:	KKR & Co. LLC

By:	/s/ Michael M. Calbert
Name:	Michael M. Clabert
Its:

VORNADO TRUCK, LLC

By:	Vornado Realty L.P.
Its:	Sole Member

By:	Vornado Realty Trust
Its:	General Partner

By:	/s/ Michael D. Fascitelli
Name:	Michael D. Fascitelli
Its: